Exhibit 99.3

JOINT FILERS’ SIGNATURES

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By: Warburg Pincus X, L.P., its General Partner,
By: Warburg Pincus X LLC, its General Partner,
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 9, 2008
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS X, L.P.

By: Warburg Pincus X LLC, its General Partner,
By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 9, 2008
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS X, LLC

By: Warburg Pincus Partners, LLC, its Sole Member,
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 9, 2008
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners, LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 9, 2008
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Scott A. Arenare	Date:	December 9, 2008
Name: Scott A. Arenare
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Scott A. Arenare	Date:	December 9, 2008
Name: Scott A. Arenare
Title: Managing Director